EXHIBIT 4.3

                               TEKNOWLEDGE CORPORATION

                     STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                 Amended May 24, 1995


          I.   Purpose

               The purpose of this Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of Teknowledge Corporation (the "Company") and its stockholders by attracting and retaining highly qualified independent directors through an investment interest in the Corporation's future success.

          II.  Administration

               The Plan shall be administered by a Committee of one or more persons appointed by the Board of Directors of the Company (the "Committee"), which shall have the power to construe the Plan, to determine all questions arising thereunder, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and to otherwise carry out the terms of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final.

               Notwithstanding the foregoing, the Committee shall have no authority or discretion as to the persons eligible to receive options under the Plan, or the number of shares covered by options under the Plan, which matters are specifically governed by provisions of the Plan.

          III. Eligibility

               Each person who is a director of the Company as of the effective date of the Plan (or, if first elected or appointed as a director thereafter, as of the effective date of such election or appointment), and who is not, as of such date, otherwise a full-time employee of the Company (or any subsidiary of the Company) and has not been a full-time employee of the Company (or any subsidiary of the Company) for all or any part of the preceding fiscal year (an "Eligible Director") shall be granted, as of the date such director becomes an Eligible Director, an initial option to purchase shares of the Common Stock of the Company ("Common Stock"), par value $.01 per share, under the Plan, as described in Article V.

               Subsequent to the grant of the initial option, an Eligible Director shall be eligible to receive any future grants of options under the Plan as described in Section 1 of Article V, whether or not such director exercises such initial options.

          IV.  Shares of Common Stock Subject to the Plan

               The shares that may be issued under the Plan shall be authorized and unissued shares or treasury shares of Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 250,000 shares of Common Stock, subject to adjustments as set forth in Article VI.

          V.   Stock Options

               1. Grant of Stock Options. Grants of stock options shall be made under the Plan in accordance with all the items and conditions contained herein. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the Eligible Director to whom the option is granted, which option agreements may but need not be identical, and shall comply with and be subject to the terms and conditions of the Plan.

                    Each Eligible Director shall automatically, as of the date such director becomes an Eligible Director, be granted an option under this Plan to acquire 10,000 shares of Common Stock. Each subsequent year an Eligible Director is re-elected as a director of the Company, the Eligible Director, as of the date of the effective date of such re-election, shall be granted an additional option under this Plan to acquire 5,000 shares of Common Stock.

                    Effective beginning with the 1995 Annual Meeting, the immediately preceding paragraph shall be null and void, and this paragraph shall apply. Each Eligible Director (including both new directors and directors who were previously appointed to fill a vacancy on the Board), shall automatically, as of the Annual Meeting date on which such director is first elected as an Eligible Director (referred to herein as the director's "Initial Election Meeting"), be granted an option under this Plan to acquire 15,000 shares of Common Stock. On the date of each Annual Meeting after an Eligible Director's Initial Election Meeting, each continuing Eligible Director (including Eligible Directors elected prior to the 1995 Annual Meeting) shall be granted an additional option under this Plan to acquire 15,000 shares of Common Stock. Each director who is appointed to fill a vacancy on the Board (an "Appointed Director") shall automatically, as of the date on which such Appointed Director's Board service commences, be granted an option under this Plan to acquire 15,000 shares of Common Stock. On each anniversary of such commencement date that occurs before the Appointed Director's Initial Election Meeting, such Appointed Director shall be granted an additional option under this Plan to acquire 15,000 shares of Common Stock.

               2. Term of Options and Effect of Termination. Notwithstanding any other provisions of the Plan, no option granted under the Plan shall be exercisable after the expiration of ten years from the date of grant of such option. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options under the Plan may be granted.

               3. Terms and Conditions of Options. Options granted pursuant to the Plan shall be subject to the terms and conditions set forth in the applicable option agreements, which terms and conditions shall not be inconsistent with the following:

                         (a) Each option agreement shall state the number of shares to which the Option evidenced thereby pertains.

                         (b) Each option agreement shall state the option price per share of the Options evidenced thereby, which shall be equal to 100% of the fair market value (as determined under Section 6 of Article VIII of the Plan) of a share of the Common Stock on the date the option is granted.

                         (c) The exercise price shall be payable upon the exercise of an option in the legal tender of the United States, or, at the election of the optionee, by surrender to the Company of previously owned shares of Common Stock with an aggregate fair market value (on the date of the exercise) equal to the option price to be paid. Only shares which the optionee has held for at least six months prior to the date of the exercise may be surrendered to the Company in payment of the exercise price. Upon receipt of payment, the Company shall deliver to the optionee a certificate or certificates for the shares of Common Stock to which the option pertains.

                         To the extent that an option has become
                    exercisable, it may, subject to the restrictions and limitations set forth in this Plan and in the option agreement, be exercised in whole or in part. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided.

                         (d) The options granted to an Eligible Director under the Plan shall become exercisable one year from the date of grant of such options.

                         (e) In the event that an optionee shall cease to be a director of the Company for any reason, his or her option shall be exercisable only to the extent it was exercisable at the date he or she ceased to be a director and only until the earlier of (i) 90 days after such date, or (ii) the scheduled expiration date of such option, and shall then terminate.

                         (f) In the event of the death of an optionee while such optionee is a director of the Company or within the 90 days period after termination of such status during which the director is permitted to exercise an option, such option may be exercised, to the extent the option was exercisable at the date of the death and within the period set forth in Clause (e) above, by any person or persons designated by the optionee as the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable law of descent and distribution.

               4. Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

               5. Nonassignability. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by the optionee, and no other person shall acquire any rights therein.

          VI.  Recapitalizations and Reorganizations

               In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of shares of the Company, appropriate and equitable adjustments shall be made in the number and kind of shares authorized by this Plan, and in the number and kind of shares covered by, and in the exercise price of, outstanding options under this Plan.

               If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock issuable upon exercise of that option would have been entitled to receive in such merger or consolidation. A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, in the event such dissolution, liquidation, merger or consolidation will cause outstanding options to terminate, each optionee shall have the right immediately prior to such dissolution, liquidation, merger or consolidation to exercise his or her option in whole or in part without regard to any limitations of the exercisability of such option other than (i) the expiration date of the option and (ii) the limitation set forth in Section 3(d) of Article V.

               To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

               The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          VII. Tax Withholding

               The Company shall have the right to require an optionee to remit to the Company an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock acquired by the exercise of options granted under the Plan. Such amount shall be payable in the legal tender of the United States, or, at the election of the optionee, by surrender to the Company of previously owned shares of Common Stock with an aggregate fair market value (on the date of the surrender) equal to the amount to be withheld. Only the shares of Common Stock which the optionee has held for at least six months prior to the date of surrender may be surrendered in satisfaction of the Corporation's tax withholding obligations.

          VIII.     Miscellaneous Provisions

               1. Amendment. The Board of Directors may by resolution suspend, discontinue, amend or revise the Plan, except that any such amendment or revision shall not be adopted until the stockholders shall have approved such amendment (i) if such amendment or revision would increase the number of shares which may be awarded under the Plan, materially increase the benefits accruing to participants in the Plan, or modify the requirements for eligibility for participation in the Plan, or (ii) if such approval is required for continued applicability of Rule 16b-3 of the Securities and Exchange Commission. The Board may not alter or impair any options previously granted under the Plan without the consent of the holders thereof, except in accordance with the provisions of Article VI. Amendments revising the price, date of the exercisability, option period or amount of shares subject to an option shall not be made more frequently than once in any six month period unless necessary to comply with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended.

               2. Term of the Plan. No options may be granted under the Plan on or after April 22, 2002, the tenth anniversary of the effective date of the Plan, and the Plan shall terminate on such date. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

               3. Rights as a Stockholder. An optionee or a transferee of an option shall not have any rights as a stockholder with respect to any shares issuable upon exercise of an option until the date of the receipt of payment (including any payment which may be required by the Company pursuant to Article VII) by the Company. No adjustments shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Article VI.

               4. Purchase for Investment. Unless the shares of Common Stock to be issued upon exercise of any option granted under this Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares of Common Stock covered by any such option unless the person who exercises such option shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that the optionee is acquiring the shares of Common Stock to be issued to him pursuant to such exercise of the option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares of Common Stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

               5. Other Provisions in Option Agreement. The option agreements authorized under the Plan shall contain such other provisions, including without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Committee shall deem advisable.

               6. Definition of "Fair Market Value." For purposes of this Plan, the term "fair market value," when used in reference to the purchase of shares of Common Stock pursuant to the exercise of an option shall mean the fair market value of Common Stock as determined by the Committee, provided that such fair market value shall be determined by reference to the most recent closing price quotations, or, if none, the average of the bid and asked prices, as reported as of the most recent available date with respect to the sale of Common Stock on any stock exchange on which the Common Stock is then listed or any quotation system approved by the National Association of Securities Dealers then reporting sales of Common Stock.

               7. Restrictions. If the Company shall determine, in its discretion, that the shares subject to any option granted under the Plan must be registered or qualified under any applicable state or federal securities law before they may be offered or sold to the optionee, or that the consent or approval of any government regulatory body is necessary or desirable in connection with the issuance of such shares, such option may not be exercised by the optionee unless the shares have been so registered, qualified, or listed, or until such consent or approval shall have been obtained, free of any conditions not acceptable to the Company. The Company shall use reasonable efforts to qualify the shares, obtain the benefit of any applicable exemption from such qualification, or to obtain any such consent or approval, provided that no participant shall have any right to require the Company to undertake any registration or other action which the Company determines, in its sole discretion, to be unduly burdensome.

               8. Effective Date of the Plan. The effective date of this Plan shall be April 22, 1992, the date on which the Plan was adopted by the Board of Directors. The adoption of the Plan shall be subject to subsequent approval by the stockholders of the Company at the 1993 Annual Meeting of the Company's stockholders unless such approval is not as of the time of such Annual Meeting required by either (i) any rules or regulations promulgated by the Securities and Exchange Commission under
          Section 16(b) of the Securities and Exchange Act of 1934, as amended, or (ii) any requirements imposed by NASDAQ on issuers whose securities are quoted on the National Market System. Notwithstanding the foregoing, if the Plan shall have been approved by the Board of Directors prior to such annual meeting, options shall be granted to persons becoming Eligible Directors prior to the date of such Annual Meeting in accordance with

          Article V, subject to such subsequent stockholder approval but such options shall not become exercisable until such approval is obtained or it is determined that such approval is not required.